Exhibit 3.213

BYLAWS OF

LONGHORN PAWN AND GUN, INC. - 1985

CONTENTS

Art. I		OFFICES	1

	1.01	Principal Office	1
	1.02	Other Offices	1

Art. II		MEETINGS OF SHAREHOLDERS	1

	2.01	Annual Meeting	1
	2.02	Failure to Hold Annual Meeting	1
	2.03	Special Meetings	1
	2.04	Notice and Waivers of Notice	1
	2.05	Record Date	2
	2.06	Voting List	2
	2.07	Quorum of Shareholders	2
	2.08	Withdrawal of Quorum	3
	2.09	Method of Voting	3
	2.10	Action Without Meeting	3

Art. III		DIRECTORS	3

	3.01	Powers	3
	3.02	Number; Qualifications	3
	3.03	Election	3
	3.04	Voting	3
	3.05	Removal of Directors	4
	3.06	Vacancies	4
	3.07	Increase or Decrease in Number	4

Art. IV		MEETINGS OF THE BOARD OF DIRECTORS	4

	4.01	Place	4
	4.02	Regular Meetings	4
	4.03	Special Meetings	4
	4.04	Notice and Waiver of Notice	4
	4.05	Quorum of Directors	5
	4.06	Action Without Meetings	5
	4.07	Committees	5
	4.08	Compensation	5

Art. V		OFFICERS	5

	5.01	Election, Number Qualification, Term, Compensation	5
	5.02	Removal	6
	5.03	Vacancies	6

	5.04	Authority	6
	5.05	Chairman of the Board	6
	5.06	President	6
	5.07	Vice-President	6
	5.08	Secretary	6
	5.09	Treasurer	6
	5.10	Assistant Secretary and Assistant Treasurer	7

Art. VI		CERTIFICATES REPRESENTING SHARES	7

	6.01	Certificates	7
	6.02	Payment, Issuance	7
	6.03	Lost, Stolen or Destroyed Certificates	7
	6.04	Registration of Transfer	8
	6.05	Registered Owner	8

Art. VII		DIVIDENDS	8

	7.01	Declaration and Payment	8
	7.02	Reserves	8

Art. VIII		PROTECTION OF OFFICERS, DIRECTORS AND EMPLOYEES	8

	8.01	Indemnification at the Discretion of the Corporation	8
	8.02	Indemnification For Reasonable Expenses	9
	8.03	Expenses Advanced	10
	8.04	Insurance	10
	8.05	Other Protection and Indemnification	10
	8.06	Notice of Indemnification of or Advance of Expenses	10

Art. IX		GENERAL PROVISIONS	10

	9.01	Fiscal Year	10
	9.02	Seal	10
	9.03	Minutes	10
	9.04	Amendment	11
	9.05	Notice	11

Exhibit 3.213

BYLAWS OF

LONGHORN PAWN AND GUN, INC. - 1985

ARTICLE I

OFFICES

1.01 Principal Office. The principal office of the Corporation shall be located at 5801 Burnet Road, Austin, Texas.

1.02 Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.01 Annual Meeting. The annual meeting of shareholders for the election of Directors and such other business as may properly be brought before the meeting shall be held at such place within or without the State of Texas and at such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.02 Failure to Hold Annual Meeting. Failure to hold any annual meeting shall not work a dissolution of the Corporation. If the annual meeting is not held within any 13-month period, any court of competent jurisdiction in the county in which the principal office of the Corporation is located may, on the application of any shareholder, summarily order a meeting to be held.

2.03 Special Meetings. Special meetings of the share-holders for any purpose or purposes may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning not less than 10% of all the shares entitled to vote at the meetings. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

2.04 Notice and Waivers of Notice. (a) Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

(b) Notice may be waived in writing signed by the person or persons entitled to such notice. Such waiver may be executed at any time before or after the holding of such meeting. Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting the transaction of any business on the ground that the meeting is not lawfully called.

2.05 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may in advance establish a record date which must be at least ten (10) but not more than fifty (50) days prior to such meeting. If the Board of Directors fail to establish a record date, the record date shall be the date on which notice of the meeting is mailed.

2.06 Voting List. (a) The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or vote at any meeting of shareholders.

(b) Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

(c) An officer or agent having charge of the stock transfer books who shall fail to prepare the list of shareholders or keep the same on file for a period of ten (10) days or produce and keep it open for inspection as provided in this section, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage. In the event that such officer or agent does not receive notice of a meeting of shareholders sufficiently in advance of the date of such meeting reasonably to enable him to comply with the duties prescribed by these Bylaws, the Corporation, but not such officer or agent shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage.

2.07 Quorum of Shareholders. The holder of a majority of shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, provided a quorum shall be present or represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

2.08 Withdrawal of Quorum. If a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by express provision of the statutes or by the Articles of Incorporation or these Bylaws. The shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, despite the withdrawal of shareholders after the commencement of the meeting which withdrawal leaves less than a quorum remaining at the meeting.

2.09 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

2.10 Action Without Meeting. Any action required or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the share-holders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders.

ARTICLE III

DIRECTORS

3.01 Powers. The business and affairs of the Corporation and all corporate powers shall be managed by the Board of Directors, subject to any limitation imposed by statute, the Articles of Incorporation or these Bylaws as to action which requires authorization or approval by the shareholders.

3.02 Number; Qualifications. The number of Directors which shall constitute the whole Board shall be two (2), none of whom need be residents of the State of Texas or shareholders of the Corporation.

3.03 Election. The Directors shall be elected at the annual meeting of the shareholders, and each Director elected shall serve until his successor shall have been elected and qualified.

3.04 Voting. Every shareholder entitled to vote shall have the right to: vote the number of voting shares owned by him for as many persons as there are Directors to be elected and for whose election he has the right to vote; or unless cumulative voting is prohibited by the Articles of Incorporation to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares equal, or by distributing such votes on the same principal among any number of such candidates. Any shareholder who intends to cumulate his votes if herein authorized shall give written notice of his intention to the

Secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes. All shareholders may cumulate their votes if any shareholder gives the written notice provided for herein.

3.05 Removal of Directors. (a) At any meeting of shareholders called expressly for the purpose of removing a Director, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

(b) Unless cumulative voting is prohibited by the Articles of Incorporation, if less than the entire Board is removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

3.06 Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal or otherwise shall be filled by a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.07 Increase or Decrease in Number. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual or special meeting of shareholders.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

4.01 Place. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

4.02 Regular Meetings. Regular meetings of the Board of Directors may be held upon notice, or without notice unless notice is required under these Bylaws and at such time and at such place as shall from time to time be determined by the Board.

4.03 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President and shall be called by the Secretary on the written request of two Directors. Notice of each special meeting of the Board of Directors shall be given to each Director at least ten days before the date of the meeting.

4.04 Notice and Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need by specified in the notice or waiver of notice of such meeting.

4.05 Quorum of Directors. At all meetings of the Board of Directors a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.06 Action Without Meetings. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting for the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.

4.07 Committees. The Board of Directors may from time to time designate members of the Board to constitute committees including an Executive Committee, which shall in each case consist of such number of Directors, not less than two, and shall have and may exercise such power, as the Board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meeting, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

4.08 Compensation. Directors shall receive such compensation for their services as Director as may be determined by resolution of the Board of Directors. The receipt of such compensation shall not preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE V

OFFICERS

5.01 Election, Number Qualification, Term, Compensation. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, additional Vice-Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board by resolution not inconsistent with these Bylaws. Two or more offices may be held by the same person. None of the officers need be Directors except the President. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the Board deems advisable. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

5.02 Removal. The officers of the Corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board whenever in its judgment the best interest of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

5.03 Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

5.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws.

5.05 Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors.

5.06 President. The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, unless a Chairman of the Board has been elected, in which event the President shall preside at meetings of the Board of Directors in the absence or disability of the Chairman of the Board.

5.07 Vice-President. Vice-Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

5.08 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all of the proceedings of the meetings of the Board of Directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary or of the Treasurer.

5.09 Treasurer. (a) The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designed by the Board of Directors.

(b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouches for such disbursements, and shall render the President and the Board of Directors, at its regular meetings, or when the President or Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

(c) If required by the Board of Directors, the Treasurer shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

5.10 Assistant Secretary and Assistant Treasurer. In the absence of the Secretary or Treasurer, an Assistant Secretary or Assistant Treasurer, respectively shall perform the duties of the Secretary or Treasurer. Assistant Treasurers may be required to give bond as in 5.09(c). The Assistant Secretaries and Assistant Treasurers, in general shall have such powers and perform such duties as the Treasurer or Secretary, respectively, or as the Board of Directors or President may prescribe.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

6.01 Certificates. The shares of the Corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice-President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value.

6.02 Payment, Issuance. Shares may be issued for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors. The consideration for the payment of shares shall consist of money paid, labor done or property actually received. Shares may not be issued until the full amount of the consideration fixed therefor has been paid.

6.03 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as it may deem expedient and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

6.04 Registration of Transfer. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued do the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Corporation.

6.05 Registered Owner. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

ARTICLE VII

DIVIDENDS

7.01 Declaration and Payment. Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law and may be paid in cash, in property or in the Corporation’s own shares.

7.02 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repair or maintaining any property for the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

PROTECTION OF OFFICERS, DIRECTORS AND EMPLOYEES

8.01 Indemnification at the Discretion of the Corporation. The Corporation may indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a Director, officer, employee, agent or serving at the request of the Corporation as a Director, officer, employee or agent, as follows:

(a) Such person may be indemnified against penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding; but if the proceeding was brought by or in behalf of the Corporation, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding. However, such person may not be indemnified for obligations resulting from a proceeding in which such person is found liable on the basis that personal benefit was improperly received by such person, whether or not the benefit resulted from an action taken in the person’s official capacity; or in which the person is found liable to the Corporation.

(b) Such a person may be indemnified against obligations resulting from the above listed proceedings only if it is determined that such person conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the Corporation’s best interest, and in all other cases that his or her conduct was at least not opposed to the Corporation’s best interests. In the case of any criminal proceeding, an additional determination must be made that such person had no reasonable cause to believe his or her conduct was unlawful.

(c) A determination of indemnification must be made by a majority vote of a quorum consisting of Directors who at the time of the vote are not named defendants or respondents in the proceeding. If such a quorum cannot be obtained, such a determination shall be made by one of the following: (i) a majority vote of a committee of the board of Directors, designated to act in the matter by a majority vote of all Directors, consisting solely of two or more Directors who at the time of the vote are not named defendants or respondents in the proceeding; (ii) by special legal counsel selected by vote of a quorum of the members of the board of Directors or a committee of the board who at the time of the vote are not named defendants or respondents in the proceeding, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all Directors; or (iii) by the shareholders in a vote that excludes the shares held by persons who are named defendants or respondents in the proceeding.

8.02 Indemnification For Reasonable Expenses. The Corporation shall indemnify a Director or officer against reasonable expenses incurred by such person in connection with a proceeding in which such person is a party as a result of his or her position as a Director or officer, if such person has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

Determination as to reasonableness of expenses must be made in the same manner as is the determination that indemnification is permissible, as set forth in Section 8.01(c) herein.

The Corporation may indemnify employees, agents or persons who are or were serving at the request of the Corporation as a Director, officer, employee or agent, against such reasonable expenses as set forth in this Section 8.02.

If the Corporation determines to so indemnify employees, agents or person who are or were serving at the request of the Corporation as a Director, officer, employee or agent, against such reasonable expenses incurred as set forth in this Section 8.02, determination as to reasonableness of expenses must be made in the same manner as is the determination that indemnification is permissible, as set forth in section 8.01(c) herein. However, if the Corporation determines to so indemnify such person, and the determination is made by special legal counsel, determination as to the reasonableness of expenses must be made by a majority vote of a quorum consisting of Directors who at the time of the vote are not named defendants or respondents in the proceeding, or if such a quorum cannot be obtained, by a majority vote of a committee of the board of Directors, designated to act in the matter by a majority vote of all Directors, consisting solely of two or more Directors who at the time of the vote are not named defendants or respondents in the proceeding, or, if such a committee cannot be established, by a majority vote of all Directors.

8.03 Expenses Advanced. The Corporation may pay or reimburse in advance of the final disposition of a proceeding any reasonable expenses incurred by a Director, officer, employee, agent or person serving at the request of the Corporation as a Director, officer, employee or agent who was, is, or is threatened to be made a named defendant or respondent in such a proceeding after the Corporation receives a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification as set forth in Section 8.01 hereof and a written undertaking by or on behalf of the Director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements and a determination that the facts they know to those making the determination would not preclude indemnification under Article 2.02-1 of the Texas Business Corporations Act.

Expenses for which such a person may be reimbursed under the terms of this Section 8.03 include expenses incurred in connection with the appearance of such a person as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

8.04 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, agent or serving at the request of the Corporation as a Director, officer, employee or agent, against any liability asserted against and incurred by such person in such a capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify such person against that liability under these Bylaws or the laws of the State of Texas.

8.05 Other Protection and Indemnification. The protecting and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such person may be entitled, under any agreement, insurance policy or vote of shareholders, or otherwise.

8.06 Notice of Indemnification of or Advance of Expenses. Any indemnification of or advance of expenses to a person in accordance with this Article VIII shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section A, Article 9.10, of the Texas Business Corporations Act and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

ARTICLE IX

GENERAL PROVISIONS

9.01 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

9.02 Seal. The corporate seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

9.03 Minutes. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors,

and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving names and addresses of all shareholders and the number and class of the shares held by each.

9.04 Amendment. Unless reserved to the shareholders by the Articles of Incorporation, the Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors, subject to repeal or change by action of the shareholders, at any meeting of the Board of Directors at which a quorum is present, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

9.05 Notice. Any notice to Directors or shareholders shall be in writing and shall be delivered personally or mailed to the Directors or shareholders at their respective addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to Directors may also be given by telegram. Whenever any notice is required to be given under the provisions of applicable statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

/s/ DOYLE KRIS HAWKINS	9-18-85
Doyle Kris Hawkins	Date

/s/ NEDRA R. HAWKINS	9-19-85
Nedra R. Hawkins	Date